Exhibit 32.1

MIT Holding, Inc.
Certification Pursuant to 18 U.S.C. § 1350
Section 906 Certifications

Pursuant to 18 U.S.C. § 1350, as enacted by Section 906 of the Sarbanes-Oxley Act of 2002 (Public Law 107-204), the undersigned, William C. Parker, the Chief Executive Officer of MIT Holding, Inc., a Delaware corporation (the "Company"), and John A. Sabia, the Controller (the Principal Financial Officer) of the Company, hereby certify that:

1.   The Company's Annual Report on Form 10-K for the year ended December 31, 2009, as filed with the U.S. Securities and Exchange Commission on the date hereof (the "Report"), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.   The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

This Certification is signed on April 15, 2010.

/s/ William C. Parker
William C. Parker
Chief Executive Officer
MIT Holding, Inc.

/s/ John A. Sabia
John A. Sabia
Controller (the Principal Financial Officer)
MIT Holding, Inc.

A signed original of this written statement required by Section 906 has been provided to MIT Holding, Inc. and will be retained by MIT Holding, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.